SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 17, 2008

Park-Ohio Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Ohio	000-03134	34-1867219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(440) 947-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)
Park-Ohio Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	333-43005	34-6520107

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(440) 947-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the separation of Richard P. Elliott, former Vice President and Chief Financial Officer of Park-Ohio Holdings Corp. (the “Company”), from the Company and from its operating subsidiary, Park-Ohio Industries, Inc. (“Industries”), Industries and Mr. Elliott entered into a separation agreement pursuant to which Mr. Elliott is entitled to receive his current base salary of $300,000 for a one-year period from July 25, 2008 and participate in the Company’s medical benefits program for a one-year period. The separation agreement also includes customary releases of claims by Mr. Elliott. In consideration of the benefits provided under the separation agreement, Mr. Elliott executed a non-competition/non-disclosure/non-solicitation agreement with Industries, which provides that Mr. Elliott will refrain from competing with Industries and it subsidiaries for a period of one year.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK-OHIO HOLDINGS CORP.
By:	/s/ Matthew V. Crawford
	Name:	Matthew V. Crawford
	Title:	President

Dated: July 22, 2008

PARK-OHIO INDUSTRIES, INC.
By:	/s/ Matthew V. Crawford
	Name:	Matthew V. Crawford
	Title:	President

Dated: July 22, 2008

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